Exhibit 13(a)

                                DISTRIBUTION PLAN

                                       of

                           SENTINEL GROUP FUNDS, INC.

                             Pursuant to Rule 12b-1

         Distribution Plan dated as of the first day of March, 1993, as amended as of June 10, 1999, of Sentinel Group Funds, Inc., a Maryland corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Company is engaged in business as a series open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, Sentinel Financial Services, Inc. (the "Distributor") is a securities firm engaged in the business of marketing shares of investment companies through other securities firms; and

         WHEREAS, the Company proposes to enter into a Distribution Agreement with the Distributor, pursuant to which the Distributor will act as the primary distributor of the Company's shares, and the sole distributor and representative of the Company in the offer and sale through independent broker-dealers of the common stock, par value $.01 per share, of each Fund of the Company; and

         WHEREAS, the Company desires to adopt this Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Company will pay certain fees to the Distributor with respect to the Company's shares; and

         WHEREAS, the Directors of the Company have determined that there is a reasonable likelihood that adoption of this Distribution Plan will benefit each Fund and its shareholders.

         NOW, THEREFORE, the Company hereby adopts, and the Distributor hereby agrees to the terms of, this Distribution Plan (the "Plan") in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

         1. The Company shall, for the purpose and on the further terms and conditions set forth herein, pay to the Distributor an amount equal to the aggregate of the distribution expenditures relating to the sale of the shares of common stock of each Fund of the Company, up to a maximum of 0.30% per annum of average daily net assets in the case of each of the Aggressive Growth, Growth, Common Stock, Balanced, and World Funds, and any future new Funds which are classified by the Board of Directors of the Fund as "equity funds" (the "Equity Funds"), except that the maximum in the case of the Sentinel Growth Index Fund shall be 0.20% per annum of average daily net assets, and 0.20% per annum of average daily net assets in the case of each of the Bond, Tax-Free Income, Pennsylvania Tax-Free Income, and Government Securities Fund, and any future new funds which are classified by the Board of Directors as "fixed income funds" (the "Fixed Income Funds"). The U.S. Treasury Money Market Fund shall not be a participant in the Plan.

         2. The Company shall reimburse the Distributor for expenses actually incurred by the Distributor for: (a) distribution fees paid to securities broker-dealers who have executed a Dealer Agreement with the Distributor, as provided in paragraph 3 below; (b) salaries and expenses of the Distributor's wholesale sales force, and the Distributor's home office management and marketing personnel; (c) expenses incurred by the Distributor for the occupancy of its office space in Montpelier, Vermont; (d) expenses incurred by the Distributor with respect to equipment and supplies; (e) expenses incurred for the preparation, printing and distribution of sales literature used in connection with the offering of the Company's shares to the public; (f) expenses incurred in advertising, promoting and selling shares of the Company to the public; (g) expenses incurred for the preparation, printing and distribution of the prospectus and statement of additional information of the Company, and any supplement thereto used in connection with the offering of the Company's shares to the public; and (h) expenses incurred for the printing of additional copies for use by the Distributor as sales literature of reports and other communications which were prepared by the Company for distribution to existing shareholders. Reimbursements contemplated under clauses (b) through (h), above, shall be paid monthly upon receipt by the Company of a written expense report detailing the expenses qualifying for such reimbursement and purposes thereof. In the event that for any Fund or Funds the aggregate of these reimbursable expenses exceeds the maximums set forth in paragraph 1 above, then the expenses described in clause (a) of this paragraph 2 shall have priority over those reimbursements to be made to the Distributor under clauses (b) through (h) of this paragraph 2. In such event, the Distributor will not be reimbursed for any unreimbursed eligible expenses from any other Fund, or in any future year.

         3. The Dealer Agreements contemplated by paragraph 2(a) above shall permit payments to securities dealers by the Distributor only in accordance with the provisions of this paragraph. The Distributor may pay to the other party of any Dealer Agreement a quarterly fee for distribution and marketing services provided by such other party. Such quarterly fee shall be payable in arrears in an amount equal to, in the case of the Equity Funds, up to 0.05% of the average daily net asset value of the Qualifying Shares of each such Fund held by such other party's clients for the period as determined by the Distributor, and, in the case of the Fixed Income Funds, up to 0.025% of the average daily net asset value of the Qualifying Shares of each such Fund held by such other party's clients for the period as determined by the Distributor. "Qualifying Shares" shall mean those shares sold by such other parties after the Effective Date of this Plan, shares of predecessor funds of the Company as to which such distribution fees were earned under the distribution plan under Rule 12b-1 of such predecessor funds, and shares resulting from the reinvestment of dividends and distributions on such shares.

         4. The Distributor shall prepare reports to the Board of Directors of the Company on a quarterly basis summarizing all payments made by it pursuant to this Plan and the Dealer Agreements contemplated hereby, the purposes for which such payments were made and such other information as the Board of Directors or the Directors who are not interested persons may reasonably request from time to time.

         5. This Plan shall become effective as to each Fund upon its approval by (a) a majority of the outstanding voting securities (as such phrase is defined in the Investment Company Act) of such Fund, and (b) a majority of the members of the Board of Directors of the Company, including a majority of the members of the Board of Directors who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan, with votes cast in person at a meeting called for the purpose of voting on the Plan, and (c) upon the effectiveness of an Amendment to the Company's Registration Statement reflecting this Plan, filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933. The date on which the last of (a),
(b) and (c) occurs with respect to a Fund shall be the "Effective Date" with respect to such Fund.

         6. Upon receipt of the approvals required by paragraph 5 above, this Plan and the Dealer Agreements contemplated hereby shall continue in effect with respect to any Fund beyond the first anniversary of its adoption by the Board of Directors of the Company only so long as (a) its continuation is approved at least annually in the manner set forth in either clause (a) or clause (b) of paragraph 5 above and (b) the selection and nomination of those Directors of the Company who are not interested persons of the Company are committed to the discretion of such Directors.

         7. This Plan may be terminated without penalty at any time by a majority of those Directors of the Company who are not interested persons of the Company, or, with respect to any Fund, by the holders of a majority of the outstanding voting securities of such Fund.

         8. This Plan may not be amended to increase the maximum amount permitted to be expended hereunder except with the approval of the holders of a majority of the outstanding voting securities of any affected Fund, and may not be amended in any other material respect except with the approval of the majority of the members of the Board of Directors of the Company who are not interested persons of the Company and have no direct or indirect financial interest in the operation of the Plan. Amendments required to conform to changes in the Rule shall not be deemed to be material amendments.

         9. The Company shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 4 hereof, for a period of not less than six years from the date of this Plan, or the agreements or reports, as the case may be, the first two years in an easily accessible place.

         IN WITNESS WHEREOF, the parties hereto have executed this Distribution Plan as of the date first above written.

                                            SENTINEL GROUP FUNDS, INC.

                                            by_________________________________
                                            Patrick E. Welch
                                            Chairman


                                            SENTINEL FINANCIAL SERVICES COMPANY


                                            by_________________________________